Exhibit 99.1

NEWS - FOR IMMEDIATE RELEASE	NYSE American: GORO
December 2, 2024

GOLD RESOURCE CORPORATIONCORPORATION
LIQUIDITY UPDATE

Denver, Colorado – December 02, 2024 – Gold Resource Corporation (NYSE American: GORO) (the “Company”) announces an update to the operational and liquidity matters that were reported at the end of the third quarter.

During the month of November, the Company has seen an improvement in production at the Don David Gold Mine (“DDGM”) as compared to earlier in the fourth quarter. Strategic mine planning succeeded in providing sufficient mining faces, and issues with the filter press and mill have been addressed for the time being. The improved production during the month, combined with high metal prices and the favorable US dollar to peso exchange rate, allowed the mine to operate at slightly better than break-even cash flow during the month. While the Company’s available cash balance remains a concern, based on recent performance at the mine, the Company currently expects that operations at DDGM could continue through at least the first quarter of 2025 without immediate capital infusions.

The Company still requires additional funding for mining equipment, mill upgrades and working capital to develop the Three Sisters and Splay 31 areas that will be the basis for future production at DDGM. Without additional capital, the Company currently expects that DDGM will not be able to operate near break-even cash flow beyond the first quarter of 2025. If any significant unforeseen production or processing challenges were to materialize at DDGM, the Company’s ability to continue to operate DDGM in the near-term would be further jeopardized. Various financing and funding options are currently being evaluated by the Company.

The Company has also identified an overpayment by DDGM of Mexico taxes in 2023 and has submitted a tax refund request for approximately $3.8 million ($76 million pesos). This amount is expected to be refunded to the Company in 2025, although the exact timing of payment is unpredictable.

About GRC:

Gold Resource Corporation is a gold and silver producer, developer, and explorer with its operations centered on the Don David Gold Mine in Oaxaca, Mexico. Under the direction of an experienced board and senior leadership team, the Company’s focus is to unlock the significant upside potential of its existing infrastructure and large land position surrounding the mine in Oaxaca, Mexico and to develop the Back Forty Project in Michigan, USA. For more information, please visit the Company’s website, located at www.goldresourcecorp.com.

Forward-Looking Statements:

This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. When used in this press release, the words “plan,” “target,” “anticipate,” “believe,” “estimate,” “intend” and “expect” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, (i) the Company’s ability to achieve approximately break-even cash flow at DDGM through the first quarter of 2025, (ii) the Company’s anticipated near-term capital needs and potential sources of capital, and (iii) the timing and amount of an anticipated tax refund in Mexico. All forward-looking statements in this press release are based upon information available to Gold Resource Corporation as of the date of this press release, and the Company assumes no obligation to update any such forward-looking statements. Forward-looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate. The Company’s actual results could differ materially from those discussed in this press release. Also, there can be no assurance that production will continue at any specific rate. Forward-looking statements are subject to risks and uncertainties, including the possibility of unforeseen production or processing challenges at DDGM, such as mechanical breakdowns, staffing shortages, weather events, unexpected decreases in grade, lower than anticipated production at existing mining faces, or inability or delays in opening new mining faces; the ability of the Company to obtain additional capital on favorable terms or at all; the possibility of lower than anticipated revenue or higher than anticipated costs at DDGM; volatility in commodity prices and exchange rates; and declines in general economic conditions. Additional risks related to the Company may be found in the periodic and current reports filed with the Securities and Exchange Commission by the Company, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, which are available on the SEC’s website at www.sec.gov.

Contacts:

Chet Holyoak

Chief Financial Officer

Chet.Holyoak@GRC-USA.com

www.GoldResourceCorp.com